UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1933
Date of Report (Date of earliest event reported):  June 13, 2017

OWENS REALTY MORTGAGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54957	46-0778087
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

2221 Olympic Boulevard
Walnut Creek, California		94595
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (925) 935-3840
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
                         Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01 Other Events

On June 13, 2017, Owens Realty Mortgage, Inc. (the "Company") issued a press release announcing that:

•
The Company's board of directors has authorized the entry into a new stock repurchase plan (the "Repurchase Plan") to repurchase up to $10 million of its issued and outstanding common stock from stockholders. Repurchases will be funded from available working capital, and the repurchased shares will return to the status of authorized but unissued shares of common stock. The Repurchase Plan will operate in accordance with guidelines specified under Rule 10b5-1 of the Securities and Exchange Act of 1934. The Repurchase Plan provides for stock repurchases to commence on July 13, 2017, and is subject to certain price, volume and timing constraints specified in a brokerage agreement. There is no guarantee as to the exact number of shares that will be repurchased by the Company and there can be no assurance that any shares will be repurchased. The Repurchase Plan is set to expire on January 15, 2018, although the Company may terminate the Repurchase Plan any time.

•
The board of directors has declared a quarterly dividend of $0.10 per share of common stock for the quarter ending June 30, 2017.  The dividend is payable on July 13, 2017 to stockholders of record at the close of business on June 30, 2017.

•
The compensation committee of the Company's board of directors, consisting of independent and disinterested directors, has been engaged in a months-long internal analysis and evaluation of strategic options related to its external management structure with the assistance of FTI Consulting, Inc. ("FTI"), a leading independent consultant.  During this period, the compensation committee has engaged in discussions with the Company's external manager, Owens Financial Group, Inc. (the "Manager"), primarily with respect to two alternatives:  (1) an amendment to the management agreement that would replace the current management fee payable to the Manager with a management fee based on a stockholders' equity calculation that is both in the long term interest of stockholders and is similar to industry standards, or (2) a potential value creating internalization transaction.  The discussions are ongoing and preliminary in nature, and no conclusion has been reached.

Additional Information Regarding Possible Amendments to the Management Agreement or a Possible Internalization Transaction
In connection with the Company's authorization of the Repurchase Plan, the Company has disclosed the following:
The compensation committee has been engaged in a months-long internal analysis and evaluation of strategic options related to its external management structure with the assistance of FTI.  During this period, the compensation committee has engaged in discussions with the Manager primarily with respect to two alternatives:  (1) potential amendments to the Management Agreement that would replace the current management fee payable to the Manager with a management fee that is both in the long term interest of stockholders and based on a stockholders' equity calculation that is similar to industry standards, or (2) a potential value creating internalization transaction.  These discussions are ongoing and preliminary in nature, and no conclusion has been reached.
The implementation of the proposed amendments to the Management Agreement would require changes to both the Management Agreement and the Company's Articles of Amendment and Restatement, as supplemented (the "Charter").  The Charter currently includes provisions relating to the compensation of the Manager and provides, among other things, for (1) a management fee (the "Existing Management Fee"), payable by the Company to the Manager monthly in arrears, equal to 2.75% of the average unpaid balance of the Company's mortgage loans at the end of each month in the calendar year; and (2) certain monthly loan servicing fees on the Company's loans (the "Loan Servicing Fees"). Any amendments to the Charter and Management Agreement would be proposed for approval at a future meeting of the Company's stockholders, and are expected to reflect the compensation committee's review of externally-managed REIT-industry standards, together with FTI.

The Company and the Manager have not agreed on the terms of any such amendments. However, the amendments, if adopted, would, among other things, be expected to replace the Existing Management Fee with a new management fee that is based on the Company's stockholders' equity and set at a lower percentage than the Existing Management Fee (the "New Management Fee") and provide for payment to the Manager of a termination fee in circumstances  that have not yet been determined.  In addition, the Manager would be expected to continue to be entitled to receive the Loan Servicing Fees on the Company's loans and to receive fees that are paid directly to the Manager by the borrowers.  The Manager would also be expected to continue to receive expense reimbursement under an amended Management Agreement.
The compensation committee has also explored a potential internalization transaction pursuant to which the Company would acquire all or substantially all of the assets of the Manager related to the management of the Company. The Company and the Manager have not agreed on the amount, structure or form of consideration that would be paid for these assets. However, the Company anticipates that in addition to the acquisition of these assets, that it would be a condition to completion of the transaction that the Manager's key employees either sign employment agreements with the Company or agree to be hired by the Company. If discussions on such a transaction continue to proceed, the compensation committee would approve any compensation terms. If the Company and the Manager agree to proceed with a transaction, the Charter requires that the Company's stockholders approve the transaction prior to completion of the transaction.
Discussions between the Company and the Manager related to any strategic option currently being considered are ongoing and preliminary in nature. As a result, the Company cannot assure stockholders that any such strategic transaction will occur. The Company does not undertake any obligation to provide updates on any such discussions or proposals or the status thereof.
A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.
Forward-Looking Statements

This Current Report (including information included or incorporated by reference herein) may contain "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements about the Company's plans, strategies, prospects, and anticipated events, including the transactions or other items discussed in this Current Report, are based on current information, estimates, and projections; they are subject to risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "target," "assume," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believe," "predicts," "potential," "continue," and similar expressions are intended to identify such forward-looking statements.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in the Company's most recent filings with the Securities and Exchange Commission including those appearing under the heading "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and each subsequent Quarterly Report on Form 10-Q. All subsequent written and oral forward-looking statements concerning the Company or matters attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company's stockholders in connection with matters to be considered at the Company's 2017 Annual Meeting of Stockholders (the "2017 Annual Meeting"). The Company has filed a definitive proxy statement and white proxy card with the SEC in connection with its solicitation of proxies from the Company's stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the identities of the Company's directors and executive officers, and their direct or indirect interests, by security holdings or otherwise, are set forth in the proxy statement and other materials filed with the SEC in connection with the 2017 Annual Meeting. Stockholders can obtain the proxy statement, any amendments or supplements to the proxy statement, and any other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. These documents are also available at no charge in the "SEC Filings & Reports" section of the Company's website at www.owensmortgage.com.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
Exhibit No.	Description

99.1	Press Release of Owens Realty Mortgage, Inc., issued on June 13, 2017, titled "Owens Realty Mortgage, Inc. Announces $10 Million Stock Repurchase Plan"

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS REALTY MORTGAGE, INC.,
a Maryland corporation

Dated: June 13, 2017   By: /s/ Bryan H. Draper
Name:  Bryan H. Draper
Title:    President and Chief Executive Officer

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release of Owens Realty Mortgage, Inc., issued on June 13, 2017, titled "Owens Realty Mortgage, Inc. Announces $10 Million Stock Repurchase Plan"